Exhibit 99.1

News

Release Date: October 27, 2005	Contact:	Peter J. Rogers, Jr.
Vice President, Investor Relations
MICROS Systems, Inc.
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2006 FIRST QUARTER RESULTS
RECORD FIRST QUARTER REVENUE, NET INCOME AND EPS
REVENUE, NET INCOME AND EPS EXCEED EXPECTATIONS

Columbia, Maryland.  MICROS Systems, Inc.  (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2006 first quarter ended September 30, 2005.

          FINANCIAL HIGHLIGHTS

-Commencing this quarter, MICROS implemented the Statement of Financial Accounting Standard No. 123(R) (“FASB 123R”), “Share-based Payments,” which became effective July 1, 2005. The statement requires companies to expense the fair value of grants made under stock option programs over the vesting period of the options.  The expense is a non-cash transaction. The Company adopted the “Modified Prospective Application” transition method that does not result in restatement of previously issued financial statements.  MICROS will report its net income and earnings per share during fiscal year 2006 on both Generally Accepted Accounting Principles (“GAAP”) (which includes the share-based payment charge, which represents the non-cash stock option expense) and non-GAAP (which excludes the share-based payment charge, which represents the non-cash stock option expense) bases in order to facilitate analysis of the business and meaningful period-to-period comparisons.

-Revenue for the quarter was $152.0 million, an increase of $22.0 million, or 17.0%, over the same period last year.  Revenue exceeded consensus expectations and was above MICROS’s first quarter guidance.

-GAAP net income for the quarter was $12.4 million.

-GAAP EPS, per diluted share, was $0.30 per share.

-Net income, before the share-based payment charge, a non-GAAP measure, was $13.6 million, an increase of $4.0 million, or 41.2% over the same period last year.

-EPS, per diluted share, before the share-based payment charge, a non-GAAP measure, was $0.34 per share, an increase of $0.09 per share, or 36.0% over the same period last year.

-Net income and earnings per diluted share, before the share-based payment charge, exceeded consensus expectations and were above first quarter guidance.

-MICROS’s financial results were Company records for the first fiscal quarter.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are encouraged by our results for the first quarter of fiscal 2006, which exceed consensus expectations and our own guidance.  We are pleased with the numerous major customer wins we have announced this quarter and the continued acceptance of our products and services worldwide.”

MICROS’s guidance for its fiscal 2006 second quarter ending December 31, 2005 is for revenue between $160.0 million and $163.0 million, and GAAP net income between $12.8 million and $13.8 million. Guidance for net income, excluding the currently projected share-based payment charge for the second fiscal quarter, is between $14.5 million and $15.5 million.

To supplement the consolidated financial statements presented in accordance with GAAP, the Company presents MICROS’s net income and earnings per diluted share, before the share-based payment charge, which is the non-cash stock option expense. This non-GAAP presentation of net income and earnings per share is provided to enhance the understanding of the Company’s historical financial performance and comparability between periods. The Company believes this presentation provides useful information, particularly during the transition period when many companies have not yet adopted the provisions of FASB 123R.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  An example of a forward looking statement includes the statements in the paragraphs above where MICROS provides guidance for its fiscal 2006 second quarter ending December 31, 2005, and its fiscal 2006 year ending June 30, 2006.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters, such as hurricanes and tsunamis; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of October 27, 2005.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

News

	Contact:	Peter J. Rogers, Jr.
Vice President, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	First Quarter Ended Sept. 30,

	2005	2004

Revenue:
Hardware	$44,053	$39,301
Software	27,879	22,878
Service	80,072	67,783

Total revenue	152,004	129,962

Cost of sales:
Hardware	29,582	26,211
Software	5,801	5,169
Service	38,460	33,448

Total cost of sales	73,843	64,828

Gross margin	78,161	65,134

Selling, general and administrative expenses	49,359	41,068
Research and development expenses	6,340	6,711
Depreciation and amortization	2,497	2,401
Stock option expense (*)	1,913	—

Total operating expenses	60,109	50,180

Income from operations	18,052	14,954
Non-operating income, net	357	429

Income before taxes, minority interests, and equity in net earnings of affiliates	18,409	15,383
Income tax provision	5,983	5,538

Income before minority interests and equity in net earnings of affiliates	12,426	9,845
Minority interests and equity in net earnings of affiliates	(73)	(184)

Net income (GAAP)	$ 12,353	$ 9,661

Net income per common share – diluted (GAAP)	$0.30	$0.25

Weighted-average number of shares outstanding – diluted	40,575	38,618

Reconciliation of GAAP Net Income and EPS, and Net Income and EPS before share-based payment charge, i.e. stock option expense

Net income (GAAP)	$12,353	$ 9,661

Add back:
(*) Stock option expense
Selling, general and administrative expenses	1,875	—
Research and development expenses	38	—

Total stock option expense	1,913	—

Subtract :
Total tax effect on stock option expense	622	—

Net income (before share-based payment charge)	$13,644	$ 9,661

Net income per common share – diluted (before share-based payment charge)	$0.34	$0.25

News

	Contact:	Peter J. Rogers, Jr.
Vice President, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	Sept. 30, 2005	June 30, 2005

ASSETS
Current assets:
Cash and cash equivalents	$141,479	$153,521
Accounts receivable, net	133,259	131,423
Inventories, net	45,100	42,664
Deferred income taxes	10,492	10,883
Prepaid expenses and other current assets	29,729	28,934

Total current assets	360,059	367,425
Property, plant and equipment, net	21,244	21,308
Deferred income taxes, non-current	18,176	18,195
Goodwill, net	86,514	86,781
Intangible assets, net	10,707	10,958
Purchased and internally developed software costs, net	39,454	40,160
Other assets	2,155	2,401

Total assets	$538,309	$547,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$ 1,761	$ 2,387
Accounts payable	35,417	38,253
Accrued expenses and other current liabilities	67,336	74,543
Current portion of capital lease obligations	129	162
Income taxes payable	7,180	3,260
Deferred income taxes	84	362
Deferred service revenue	63,494	58,022

Total current liabilities	175,401	176,989
Capital lease obligations, net of current portion	306	251
Deferred income taxes, non-current	16,102	16,105
Other non-current liabilities	6,230	5,905
Commitments and contingencies
Minority interests	2,777	2,807
Shareholders’ equity:
Common stock	478	482
Capital in excess of par	80,889	99,990
Retained earnings	251,673	239,320
Accumulated other comprehensive income	4,453	5,379

Total shareholders’ equity	337,493	345,171

Total liabilities and shareholders’ equity	$538,309	$547,228